Company Contact: Kelly J. Gill Chief Executive Officer 615-771-7575	Investor Relations: James R. McKnight, Jr. Chief Financial Officer 615-771-7575
Diversicare Announces 2016 First Quarter Results
Reports Revenue Growth of 2.9% and Adjusted EBITDA of $3.5 Million

BRENTWOOD, TN, (May 5, 2016) – Diversicare Healthcare Services, Inc. (NASDAQ: DVCR), a premier provider of long-term care services, today announced its results for the first quarter ended March 31, 2016.
On April 28, 2016, the Board of Directors declared a quarterly dividend of $0.055 per common share payable to shareholders of record as of June 30, 2016, to be paid on July 12, 2016.
First Quarter 2016 Highlights

•
Net revenue increased to $97.9 million in the first quarter of 2016 from $95.2 million in the first quarter of 2015, an increase of 2.9%, primarily attributable to the three nursing centers acquired during 2015.

•	EBITDA increased to $3.3 million in the first quarter of 2016 from $2.8 million in the first quarter of 2015.

•	As previously announced, the Company completed a $100 million debt refinancing and exercised its purchase options to acquire assets of the facilities in Hutchinson, Kansas, and Clinton, Kentucky.

•
Included in the first quarter results are non-recurring expenses totaling $0.6 million. Adjusting for these items, Adjusted EBITDA of $3.5 million and Adjusted Net Income of $0.3 million are reported for the quarter.

See below for a reconciliation of all GAAP and non-GAAP financial results.
CEO Remarks

Commenting on the results, Kelly Gill, Diversicare’s CEO, stated, “We are pleased with our performance this quarter as we reported improved year-over-year revenue including record revenue per day results. We continue to see organic growth from our same-store centers and  solid results from the three centers acquired in 2015. We also progressed towards our long-term growth goals by our real estate purchases and expanded debt facility.”

Mr. Gill concluded, “I am also proud of the strides we continue to make with our quality of care outcomes. We are pleased that once again this quarter Diversicare is a national leader of measured quality of care outcomes under the CMS 5 Star system. As we look forward, we remain focused on achieving operational excellence, making accretive investments, and being rewarded in our financial results."

Other Highlights for the First Quarter 2016
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended March 31,
	2016	2015
Skilled nursing occupancy	76.7%	77.1%
As a percent of total census:
Medicare census	12.4%	13.6%
Managed Care census	3.9%	4.0%
As a percent of total revenues:
Medicare revenues	28.6%	31.0%
Medicaid revenues	48.2%	47.0%
Managed Care revenues	7.6%	7.2%
Average rate per day:
Medicare	$453.51	$453.84
Medicaid	$167.34	$164.39
Managed Care	$394.92	$392.41

Patient Revenues
Patient revenues were $97.9 million and $95.2 million for the three months ended March 31, 2016 and 2015, respectively, an increase of $2.7 million. This increase is primarily attributable to the acquisition of new facilities. The following table summarizes the revenue increases attributable to our portfolio growth (in thousands):

	Three Months Ended March 31,
	2016	2015	Change
Same-store revenue	$94,003	$93,470	$533
2015 acquisition revenue	3,942	1,755	2,187
Total revenue	$97,945	$95,225	2,720
The overall increase in revenue of $2.7 million is driven by incremental revenue contributions from acquisition activity in 2015 of $2.2 million. The same-store revenues increased by $0.5 million in 2016 compared to the same period in 2015, primarily driven by favorable rates. The average Medicaid rate per patient day at same-store nursing centers for 2016 increased 1.7% compared to 2015, resulting in an increase in revenue of $0.8 million.

Expenses
Operating expense increased in the first quarter of 2016 to $78.6 million as compared to $77.1 million in the first quarter of 2015, driven primarily by the $1.6 million increase in operating costs attributable to the nursing center operations acquired in 2015. The following table summarizes the expense increases attributable to our portfolio growth (in thousands):

	Three Months Ended March 31,
	2016	2015	Change
Same-store operating expense	$75,439	$75,538	$(99)
2015 acquisition expense	3,179	1,607	1,572
Total expense	$78,618	$77,145	$1,473
Operating expense decreased slightly as a percentage of revenue at 80.3% for the first quarter of 2016 as compared to 81.0% for the first quarter of 2015. The majority of the $1.5 million increase in operating expenses is attributable to the $1.6 million of incremental operating expenses from 2015 acquisitions, which was slightly offset by the same-store centers operating expense decrease of $(0.1) million in the first quarter of 2016 as compared to the first quarter of 2015. We experienced a decrease in wages to $43.3 million in the first quarter of 2016 as compared to $43.4 million in the first quarter of 2015, a decrease of $(0.1) million, or 0.2%. Additionally, our nursing and ancillary expenses for same-store centers decreased by $(0.3) million and health insurance expense decreased by $(0.2) million in the first quarter of 2016 compared to the first quarter of 2015. This decrease in operating expense was offset by an increase in bad debt and bad debt crossover expense year over year by $0.5 million.
Lease expense increased in the first quarter of 2016 to $7.3 million as compared to $7.1 million in the first quarter of 2015. The increase in lease expense was primarily attributable to the write-off of $0.1 million in deferred lease costs, related to purchase of Clinton and Hutchinson's assets in February 2016.
Professional liability expense was $2.1 million in the first quarter of 2016 compared to $2.2 million in the first quarter of 2015, a decrease of $0.1 million. Our quarterly cash expenditures for professional liability costs of continuing operations were $0.6 million and $0.8 million for 2016 and 2015, respectively. Professional liability expense and cash expenditures fluctuate from year to year based respectively on the results of our third-party professional liability actuarial studies and on the costs incurred in defending and settling existing claims.
General and administrative expense was $6.7 million in the first quarter of 2016 as compared to $6.1 million in the first quarter of 2015, an increase of $0.6 million, and increased slightly as a percentage of revenue from 6.4% in 2015 to 6.9% in 2016. The increase in general and administrative expense is primarily attributable to an increase in salaries of $0.2 million in the first quarter of 2016 compared to the first quarter of 2015. Additionally, payroll taxes and stock-based compensation expense increased by $0.1 million and $0.1 million, respectively, during 2016.
Interest expense was $1.1 million in the first quarter of 2016 and $1.0 million in the first quarter of 2015, an increase of $0.1 million. The increase was primarily attributable to higher debt balances in 2016 as a result of higher outstanding borrowings on the revolving credit facility as a result of the increase in centers undergoing the change in ownership process.
Debt retirement costs were $(0.4) million in the first quarter of 2016, which relates to the write off of our term loan deferred financing costs, as a result of our debt refinance that took place in February 2016.
Receivables
Our net receivables balance decreased $3.5 million to $40.3 million as of March 31, 2016, from $43.8 million as of December 31, 2015. The decrease in accounts receivable is due to an increase in Medicaid collections from the centers undergoing the change in ownership process.
Annual Shareholder Meeting Information
The Company's 2016 annual meeting of shareholders will be held on Thursday, June 9, 2016, at 9:00 A.M. (Central Daylight Time), at the Company’s offices located at 1621 Galleria Boulevard, Brentwood, Tennessee 37027. Shareholders of record as of the close of business on April 27, 2016 are entitled to participate at the 2016 annual meeting of shareholders.
Conference Call Information
A conference call has been scheduled for Friday, May 6, 2016 at 7:30 A.M. Central time (8:30 A.M. Eastern time) to discuss first quarter 2016 results. The conference call information is as follows:

Date:	Friday, May 6, 2016
Time:	7:30 A.M. Central, 8:30 A.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) Conference ID: 98740932 The Operator will connect you to Diversicare’s Conference Call

A replay of the conference call will be accessible two hours after its completion through May 13, 2016, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering Conference ID 98740932.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully operate the new nursing centers in Alabama, Kansas, Kentucky, Missouri, Ohio, and Indiana, our ability to increase census at our renovated centers, changes in governmental reimbursement, including the impact of the CMS final rule that has resulted in a reduction in Medicare reimbursement as of October 2012 and our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our centers, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Diversicare provides long-term care services to patients in 55 skilled nursing and long-term care centers containing 6,556 licensed beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2016	December 31, 2015
ASSETS:
Current Assets
Cash and cash equivalents	$3,377	$4,585
Receivables, net	40,264	43,819
Deferred income taxes	7,944	7,999
Current assets of discontinued operations	38	36
Other current assets	4,403	3,977
Total current assets	56,026	60,416

Property and equipment, net	58,861	52,273
Deferred income taxes	11,987	11,762
Acquired leasehold interest, net	7,363	7,459
Other assets, net	3,065	5,174
TOTAL ASSETS	$137,302	$137,084

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Current portion of long-term debt and capitalized lease obligations	$6,959	$6,603
Trade accounts payable	10,101	10,136
Current liabilities of discontinued operations	382	345
Accrued expenses:
Payroll and employee benefits	14,009	14,404
Current portion of self-insurance reserves	9,975	10,224
Other current liabilities	4,553	5,652
Total current liabilities	45,979	47,364
Noncurrent Liabilities
Long-term debt and capitalized lease obligations, less current portion and deferred financing costs	56,299	53,297
Self-insurance reserves, less current portion	11,860	12,344
Other noncurrent liabilities	10,401	10,812
Total noncurrent liabilities	78,560	76,453

SHAREHOLDERS’ EQUITY	12,763	13,267

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$137,302	$137,084

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
PATIENT REVENUES, net	$97,945	$95,225
Operating expense	78,618	77,145
Facility-level operating income	19,327	18,080

EXPENSES:
Lease and rent expense	7,252	7,145
Professional liability	2,066	2,155
General and administrative	6,734	6,051
Depreciation and amortization	2,003	1,879
Total expenses less operating	18,055	17,230
OPERATING INCOME	1,272	850
OTHER INCOME (EXPENSE):
Equity in net income of unconsolidated affiliate	33	108
Interest expense, net	(1,070)	(950)
Debt retirement costs	(351)	—
Total other expense	(1,388)	(842)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(116)	8
BENEFIT (PROVISION) FOR INCOME TAXES	42	(3)
INCOME FROM CONTINUING OPERATIONS	(74)	5
LOSS FROM DISCONTINUED OPERATIONS:
OPERATING LOSS	(37)	(263)
NET LOSS	(111)	(258)

NET LOSS PER COMMON SHARE:
Per common share – basic
Continuing operations	$(0.01)	$—
Discontinued operations	(0.01)	(0.04)
	$(0.02)	$(0.04)

Per common share – diluted	$(0.01)	$—
Continuing operations	(0.01)	(0.04)
Discontinued operations	$(0.02)	$(0.04)

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.055	$0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,160	6,045
Diluted	6,160	6,045

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(111)	$943	$431	$508	$(258)
Loss (income) from discontinued operations, net of tax	37	328	238	299	263
Income tax provision	(42)	(128)	502	539	3
Interest expense	1,070	1,105	998	1,049	950
Debt retirement costs	351	—	—	—	—
Depreciation and amortization	2,003	1,895	1,887	1,863	1,879
EBITDA	3,308	4,143	4,056	4,258	2,837

EBITDA adjustments:
Acquisition related costs (a)	59	90	43	93	142
Lease deferral costs (b)	$146	$—	$—	$—	$—
Adjusted EBITDA	$3,513	$4,233	$4,099	$4,351	$2,979

(a)	Represents non-recurring costs associated with acquisition-related transactions.
(b)	Represents non-recurring lease deferral costs associated with the purchase of Clinton and Hutchinson in February 2016.

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(In thousands, except per share data)

	For Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Net income (loss)	$(111)	$943	$431	$508	$(258)
Adjustments:
Acquisition related costs (a)	59	90	43	93	142
Lease deferral costs (b)	146	—	—	—	—
Debt retirement costs (c)	351	—	—	—	—
Tax impact of above adjustments (d)	(195)	(32)	(15)	(33)	(38)
Discontinued operations, net of tax	37	328	238	299	263
Adjusted net income (loss)	$287	$1,329	$697	$867	$109

Adjusted net income (loss)
Basic	$0.05	$0.22	$0.11	$0.14	$0.02
Diluted	$0.05	$0.21	$0.11	$0.14	$0.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,160	6,134	6,121	6,098	6,045
Diluted	6,330	6,322	6,331	6,327	6,271

(a)	Represents non-recurring costs associated with acquisition-related transactions.
(b)	Represents non-recurring lease deferral costs associated with the purchase of Clinton and Hutchinson in February 2016.
(c)	Represents non-recurring debt retirement costs associated with the extinguishment of the previous debt facility during the quarter.
(d)	Represents tax provision for the cumulative adjustments for each period.

DIVERSICARE HEALTHCARE SERVICES, INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
NET LOSS	$(111)	$(258)
Discontinued operations	(37)	(263)
Net income (loss) from continuing operations	(74)	5
Adjustments to reconcile net income (loss) from continuing operations to funds provided by operations:
Depreciation and amortization	2,003	1,879
Provision for doubtful accounts	1,640	1,503
Deferred income tax benefit	(35)	(116)
Provision for self-insured professional liability, net of cash payments	1,013	930
Stock based compensation	252	155
Equity in net losses of unconsolidated affiliate	(33)	(108)
Debt retirement costs	351	—
Other	(254)	(311)
FUNDS PROVIDED BY OPERATIONS	$4,863	$3,937

FUNDS PROVIDED BY OPERATIONS PER COMMON SHARE:
Basic and diluted	$0.79	$0.65
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic and diluted	6,160	6,045
We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted Net income (loss) and Funds Provided by Operations which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, interest expense, debt retirement costs, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted acquisition-related and lease deferral costs. We define Adjusted Net income (loss) as Net income (loss) adjusted for acquisition-related costs, lease deferral costs, debt retirement costs and income (loss) from discontinued operations. Funds Provided by Operations is defined as net income from operating activities adjusted for the cash effect of professional liability and other non-cash charges. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) and Funds Provided by Operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted Net income (loss) and Funds Provided by Operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Management believes that Adjusted EBITDA and Adjusted Net income (loss) are important performance measurements because they eliminate certain nonrecurring start-up losses and separation costs. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred taxes and other non-cash items. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) and Funds Provided by Operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended March 31, 2016
	As of March 31, 2016			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds (4)	Available Nursing Beds (4)	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2016 Q1 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	925	917	801	86.6%	87.4%	14.5%	$18.1	$454.17	$183.79
Kansas	503	498	399	79.2%	80.0%	13.1%	7.6	419.49	155.56
Kentucky	1,257	1,243	1,116	88.8%	89.8%	14.6%	26.0	460.71	185.11
Missouri	339	339	229	67.5%	67.5%	7.6%	4.0	478.38	135.75
Ohio	426	426	304	71.4%	71.4%	11.3%	8.3	472.69	185.25
Tennessee	765	711	555	72.6%	78.1%	14.5%	11.8	421.05	173.30
Texas	1,845	1,722	1,241	67.3%	72.1%	8.9%	22.2	472.05	143.67
Total	6,060	5,856	4,645	76.7%	79.3%	12.4%	$98.0	$453.51	$167.34

Note 1:
The Alabama region includes nursing centers in Alabama and Florida. The Kentucky region includes one nursing center in Ohio and one in Indiana. The Tennessee region includes two nursing center in Kentucky.

Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living, independent living, and personal care beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues, but do not include any ancillary revenues related to these patients.
Note 4:	The Licensed and Available Nursing Bed counts above include only licensed and available SNF beds.

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